Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Epoch Holding Corporation of our report dated September 28, 2006 relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K of Epoch Holding Corporation for the year ended June 30, 2006.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ CF & Co., L.L.P.

CF & Co., L.L.P.

Dallas, Texas
December 18, 2006